Exhibit 10.1(a)

KYTHERA BIOPHARMACEUTICALS, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

August 30, 2011

CONFIDENTIAL

5.13	Termination Upon Change of Control	20
5.14	Conflict	20
5.15	Attorneys’ Fees	20
5.16	Aggregation	21

EXHIBITS AND SCHEDULES

EXHIBIT A Investors

SCHEDULE 1 Notice and Waiver/Election or Right of First Refusal

KYTHERA BIOPHARMACEUTICALS, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Third Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of August 30, 2011, by and among Kythera Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto.  Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS: The Company and certain of the Investors entered into a Second Amended and Restated Investor Rights Agreement, dated May 16, 2008 (the “Prior Agreement”).

WHEREAS: Certain of the Investors are parties to the Series D Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series D Preferred Stock to the Investors listed on such Schedule of Investors that the Investors and the Company execute and deliver this Agreement.

WHEREAS: This Agreement hereby amends, restates and supersedes in its entirety the Prior Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1
Definitions

1.1       Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

(a)          “Change of Control” shall have the meaning set forth in Section 5.13 hereto.

(b)         “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c)          “Common Stock” means the Common Stock of the Company.

(d)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)          “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(f)            “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(g)         “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(h)         “Initial Closing” shall mean the date of the first sale of shares of the Company’s Series D Preferred Stock pursuant to the Purchase Agreement.

(i)             “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(j)             “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold more than forty percent (40%) of the outstanding Registrable Securities.

(k)          “Investors” shall have the meaning set forth in the preamble hereto.

(l)             “Major Investor” shall have the meaning set forth in Section 3.1 hereto.

(m)       “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(n)         “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

(o)         “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(p)         “Qualified Initial Public Offering” means the closing of the Company’s first firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock, provided that, the offering price per share is not less than $8.63 (as adjusted for any stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events) and the aggregate gross proceeds to the Company are not less than $30,000,000 (before deduction of underwriters’ commissions and expenses).

(q)         “Registrable Securities” shall mean (i) shares of Common Stock issuable or issued pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(r)            The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(s)          “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders (subject to the limitations set forth in Section 2.4), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(t)            “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereto.

(u)         “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(v)         “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w)       “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x)           “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(y)         “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder other than the fees and disbursements of one special counsel for the Holders, which shall be a Registration Expense.

(z)           “Series A Preferred Stock” shall mean the shares of Series A Preferred Stock of the Company.

(aa)    “Series B Preferred Stock” shall mean the shares of Series B Preferred Stock of the Company.

(bb)  “Series C Preferred Stock” shall mean the shares of Series C Preferred Stock of the Company issued pursuant to the Purchase Agreement and the shares of Series C Preferred Stock of the Company issued or issuable pursuant to that certain Preferred Stock Purchase Warrant, dated March 21, 2011, issued to Lighthouse Capital Partners VI, L.P. by the Company.

(cc)    “Series D Preferred Stock” shall mean the shares of Series D Preferred Stock of the Company issued pursuant to the Purchase Agreement.

(dd)  “Shares” shall mean the Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(ee)    “Significant Holders” shall have the meaning set forth in Section 3.1 hereto.

(ff)        “Supermajority of the Board” shall mean the affirmative vote of not less than seventy-five percent (75%) of the then-sitting directors, with any fraction rounded up.  By way of illustration, Supermajority of the Board shall mean, at such time as the Board (as defined below) is composed of eight (8) directors, the affirmative vote of not less than six (6) directors and, at such time as the Board is composed of nine (9) directors, the affirmative vote of not less than seven (7) directors.

(gg)  “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2
Registration Rights

2.1       Requested Registration

(a)          Request for Registration.  Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i)             promptly give written notice of the proposed registration to all other Holders; and

(ii)          as soon as practicable, and in any event within (x) sixty (60) days after the date such request is given by the Initiating Holders in the case of a registration under this Section 2.1 or (y) forty-five (45) days after the date such request is given by the Holders in the case of a registration under Section 2.3, file and use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b)         Limitations on Requested Registration.  The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i)             Prior to the earlier of (A) the second (2nd) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;

(ii)          If the Company delivers notice to the holders of the Registrable Securities within thirty (30) days of any such registration request of its intent to file a registration statement for an Initial Public Offering within ninety (90) days;

(iii)       If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which (without deduction for underwriter’s discounts and expenses related to the issuance) are less than $10,000,000;

(iv)      In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v)         After the Company has initiated two (2) such registrations pursuant to this Section 2.1; (counting for these purposes only (x) registrations which have been declared or ordered effective and been maintained as effective in accordance with this Agreement, and (y) Withdrawn Registrations);

(vi)      During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that, the Company is actively employing in good faith best efforts to cause such registration statement to become effective; or

(vii)   If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c)          Deferral.  If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(d)         Other Shares.  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include securities of the Company being sold for the account of the Company.

(e)          Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i).  The right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein.  If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10).  The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; provided, however, that the number of shares of Registrable Securities to be included in such registration statement shall not be reduced unless all other securities of the Company are first entirely excluded from the registration statement.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.  If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2       Company Registration

(a)          Company Registration.  If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, a registration on any registration form that does not permit secondary sales and, provided that, a registration statement covering the sale of Registrable Securities is not then effective or available (pursuant to the terms hereof) for sales by the Holders, the Company will:

(i)             at least twenty (20) days prior to the anticipated filing date of such registration statement promptly give written notice of the proposed registration to all Holders; and

(ii)          use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)         Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to the other Holders requesting to include other shares in such registration statement based on the pro rata percentage of other shares held by such other Holders, assuming conversion. Notwithstanding the foregoing, no such exclusion or allocation shall reduce the amount of securities of the Holders included in such registration statement below 30% of the total amount of securities included in such registration statement, unless such offering is the Initial Public Offering and such registration statement does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with this paragraph.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)          Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3       Registration on Form S-3

(a)          Request for Form S-3 Registration.  After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms.  After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

(b)         Limitations on Form S-3 Registration.  The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i)             In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iv) or 2.1(b)(vi); or

(ii)          If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $l,000,000.

(c)          Deferral.  The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d)         Underwriting.  If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration.  Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4       Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company, including the expense of one special counsel of the Holders selling the Registrable Securities not to exceed $25,000; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 2.1 or Section 2.3, as applicable, are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless (a) the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1 or (b) the withdrawal is based upon material adverse information concerning the condition or business of the Company of which the Holders were not aware at the time of the registration request.  All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5       Registration Procedures.  In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will use its commercially reasonable efforts to:

(a)          Keep such registration effective for a period ending on the earlier of the date which is one hundred twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b)         Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c)          Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, all in conformance with the requirements of the Securities Act, as a Holder from time to time may reasonably request;

(d)         Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided that, the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is required to do so under the Securities Act;

(e)          Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f)            Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)         Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(h)         Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed (or if similar securities issued by the Company are not yet listed, then on such exchange as the Company shall determine);

(i)             In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided that, such underwriting agreement contains reasonable and customary provisions, and, provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(j)             Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;

(k)          Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement, in each case subject to such Holder, underwriter, or attorney, accountant, agent or representative thereof, as applicable, entering into such confidentiality arrangements as the Company may reasonably request; and

(l)             Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any Registrable Securities hereunder.

2.6       Indemnification

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, members and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, investigations, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, members, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, as such expenses are incurred; provided that, the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission in reliance upon or in conformity with written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and, provided further, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)         To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other Holder selling securities in such registration statement, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact made by such Holder or its representative that is contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact made by such Holder or its representative that is required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each other aforementioned person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and, provided that, in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder except in the case of fraud by such Holder.

(c)          Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that, counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding.  Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)         If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided that, in no event shall any contribution by a Holder under this Section 2.6(d) exceed the net proceeds from the offering received by such Holder, except in the case of fraud by such Holder.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7       Obligations of Each Holder.  In connection with any registration of Registrable Securities pursuant to this Agreement, each Holder shall:

(a)          timely furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2;

(b)         upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.5(e), immediately discontinue any sale or other disposition of Registrable Securities until the filing of an amendment or supplement as described in Section 2.5(e) and the receipt of the copies of such amended or supplemented prospectus, and, if so directed, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies in such Holder’s possession, of the prospectus covering such Registrable Securities that is current at the time of such notice;

(c)          to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d)         notify the Company when it has sold all of the Registrable Securities held by it; and

(e)          notify the Company at any time when any information supplied by such Holder in writing for inclusion in a registration statement or related prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; immediately discontinue any sale or other disposition of Registrable Securities until the filing of an amendment or supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

2.8       Restrictions on Transfer

(a)          The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8.  Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10 and (y), except for transfers permitted under Section 2.8(b):

(i)             There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)          Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a description of the manner and circumstances of the proposed disposition, and, such Holder shall have furnished the Company (if requested by the Company), at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b)         Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of, or entity under common investment management with, such Holder, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners (so long as, in the case of clauses (i) and (ii), the transferee agrees in writing for the benefit of the Company to take and hold such securities and to be bound by the terms and conditions of this Agreement, including Sections 2.8 and 2.10 hereof) or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided that, in each case, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a description of the manner and circumstances of the proposed disposition.

(c)          Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION

OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d)         The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) if requested by the Company, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Rule 144.

2.9       Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)          Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)         Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)          File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(d)         So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10                        Market Stand-Off Agreement.  Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for such period of time following the Company’s Initial Public Offering as may be requested by the Company or the underwriters (not to exceed one hundred eighty (180) days following the effective date of the Company’s Initial Public Offering); provided that, all officers, directors, and other two percent (2%) shareholders of the Company are similarly bound; provided further that, any Common Stock acquired by a Holder in the Initial Public Offering or on the open market after the completion of the Initial Public Offering shall not be subject to the obligations described in this Section 2.10.  Notwithstanding the foregoing, such one hundred eighty (180) day period may be extended as required to comply with Rule 2711 of the Financial Industry Regulatory Authority, Inc. (including, any successor rule thereto or any similar stock exchange rule).  The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.  The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period (or such longer period as may be required to comply with Rule 2711 of the Financial Industry Regulatory Authority, Inc. (including, any successor rule thereto or any similar stock exchange rule)).  Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11                        Delay of Registration.  No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12                        Transfer or Assignment of Registration Rights.  The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, former partner, member or former member of a Holder, is an affiliate (as defined under Rule 144 promulgated under the Securities Act) or any entity under common investment management with the transferring Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least one hundred thousand (100,000) shares of Registrable Securities (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), or (d) receives at least 50% of the shares of Series C Preferred or Series D Preferred originally issued to any Major Investor; provided that, such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof.

2.13                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least sixty percent (60%) of Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights.

2.14                        Termination of Registration Rights.  The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, and (ii) five (5) years after the closing of the Company’s Qualified Initial Public Offering.

Section 3
Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1       Basic Financial Information Rights.  The Company will furnish the following reports to each of Prospect Venture Partners III, L.P., Versant Ventures II, LLC (or its affiliate), ARCH Venture Fund VI, L.P., Altitude Life Science Ventures, L.P., JAFCO Life Sciences, Partner Funds Management, IFA PE Domestic Fund, LP and Fidelity Contrafund: Fidelity Advisor New Insights Fund (in each case, together with its affiliates, each, a “Major Investor”), so long as such Major Investor continues to hold shares of Preferred Stock, and to each Holder who owns at least 500,000 shares of Preferred Stock and/or Common Stock (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (a “Significant Holder”):

(a)          as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied and audited by an accounting firm acceptable to the Board of Directors;

(b)         as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments;

(c)          as soon as practicable after the end of each month, and in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month;

(d)                                 as soon as practicable after the end of each month, and in any event within thirty (30) days of the end of each month, monthly and year-to-date financial statements compared against plan and an updated capitalization table listing all share, option, warrant and debt holders as of each month end; and

(e)          as soon as practicable, and in any event thirty (30) days prior to the beginning of the next fiscal year, a copy of the Company’s annual budget and operating plan, as approved by the Board of Directors;

provided that, the financial information rights pursuant to clauses (a)-(e) above shall terminate upon the closing of a Qualified Initial Public Offering or upon a Change of Control in which the stockholders of the Company receive cash and/or unrestricted securities that are actively traded on a national securities exchange.

3.2       Inspection Rights.  The Company shall permit each Significant Holder and Major Investor and such Significant Holder’s or Major Investor’s accountants and counsel, at such party’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Significant Holder or Major Investor, including such access as is reasonably necessary for it to comply with applicable laws and regulations and reporting obligations.

3.3       Confidentiality.  Anything in this Agreement to the contrary notwithstanding, no Major Investor or Significant Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company.  The Company shall not be required to comply with any information rights of Section 3 in respect of any Major Investor or Significant Holder whom the Board of Directors reasonably determines to be a competitor or an officer, employee or director of a competitor.  Each Major Investor and Significant Holder covenants not to use Confidential Information (as defined below) in violation of the Exchange Act or reproduce, disclose or disseminate Confidential Information to any other person (other than its employees or agents having a need to know the contents of such information, its attorneys, and limited partners obligated to maintain the confidentiality of such information), except in connection with the exercise of rights under this Agreement, unless such Major Investor or Significant Holder, as applicable, is required to disclose such information by a governmental authority; provided that, nothing in this Agreement shall be construed to limit or in any way prevent any Major Investor or Significant Holder, as applicable, from investing in a competitor of the Company.  The obligations of each Major Investor and Significant Holder under this Section 3.3 shall survive until such time as all Confidential Information of the Company disclosed hereunder becomes publicly known and made generally available through no action or inaction of the Major Investors or Significant Holders, but in no event more than one (1) year after the last disclosure of Confidential Information under this Agreement. “Confidential Information” means any nonpublic information disclosed by the Company to any Major Investor or Significant Holder pursuant to this Agreement or pursuant to the exercise of rights hereunder other than information that (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the Company to any of the Major Investors or Significant Holders through no action or inaction of the Major Investors or Significant Holders; (iii) is already in the possession of any of the Major Investors or Significant Holders at the time of disclosure by the Company as shown by such Major Investor’s or Significant Holder’s files and records immediately prior to the time of disclosure; (iv) is obtained by any of the Major Investors or Significant Holders from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by any of the Major Investors or Significant Holders without use of or reference to the Company’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

3.4       Stock Vesting.  Unless otherwise approved by the Board of Directors, including at least three (3) of four (4) directors elected solely by holders of a series of Preferred Stock, all stock options and other stock equivalents issued after the date of this Agreement to employees shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or, solely in the case of an initial grant upon commencement of services, such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest in equal monthly installments over the remaining three (3) years.

3.5       Increase of Option Pool.  The Board of Directors shall not increase the authorized number of shares reserved for the issuance of options, warrants or other rights to purchase Common Stock or other securities under the Company’s 2004 Stock Option Plan or other option plan for directors, employees and consultants without the approval of either of (x) at least three (3) of four (4) directors elected solely by holders of a series of Preferred Stock or (y) a Supermajority of the Board.

3.6       D&O Insurance.  Unless otherwise unanimously agreed by the Board of Directors following the Initial Closing, the Company covenants and agrees to maintain in full force and effect a directors’ and officers’ insurance policy with appropriate coverage.

3.7       Confidential Information and Inventions Assignment Agreements.  The Company shall require all employees and technical consultants (e.g., other than professional service providers such as accountants and attorneys) to execute and deliver to the Company confidential information and invention assignment agreements substantially in the form previously delivered to the Investors.

3.8       Termination of Covenants.  The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of the Company’s Qualified Initial Public Offering.

Section 4
Right of First Refusal

4.1       Right of First Refusal to Significant Holders and Major Investors

(a)          The Company hereby grants to each Significant Holder and Major Investor, the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement.  A pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder and/or Major Investor immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by such Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants) (the “Initial Pro Rata Share”).  “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock that is deemed to be Additional Shares of Common (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation) other than shares of Series D Preferred Stock issued pursuant to the Purchase Agreement.

(b)         In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder and Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same.  Each such Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c)          The Company shall promptly, in writing, inform each Significant Holder and Major Investor that elects to purchase all the shares available to it (each a “Fully-Exercising Holder”) of any other Significant Holder or and Major Investor’s failure to do likewise.  During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the New Securities for which other Holders were entitled to subscribe but which were not subscribed for by such Holders that is equal to its pro rata share.  For the purposes of this Section 4.1(c), a pro rata share is equal to the ratio of (a) the Initial Pro Rata Share of such Significant Holder and/or Major Investor that is a Fully-Exercising Holder to (b) the sum of all Initial Pro Rata Shares of all Fully-Exercising Holders.

(d)         In the event that the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within said ten (10) day period and after the expiration of the ten (10) day period for the exercise of the over-allotment provisions of Section 4.1(c) (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the relevant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to such Holders delivered pursuant to Section 4.1(b).  In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders and Major Investor in the manner provided in this Section 4.1.

(e)          The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to the Company’s Qualified Initial Public Offering or a Change of Control.

Section 5
Miscellaneous

5.1       Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least sixty percent (60%) of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that Holders purchasing shares of Series D Preferred Stock in a Subsequent Closing after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; provided, further, that any termination of this Agreement or any amendment, waiver or discharge of Section 3.1, Section 3.4 and Section 3.5 hereof shall also require the prior written consent of each of the Major Investors; provided, further, that if any amendment, waiver, discharge or termination affects any Investor in a disproportionate and adverse manner relative to the other Investors, the consent of such Investor shall also be required for such amendment, waiver, discharge or termination; provided, further, that any amendment that adversely affects the rights and obligations of the holders of Series D Preferred Stock pursuant to this Agreement shall require the consent or approval of holders of a majority of the shares of Series D Preferred Stock held by all Investors, it being understood that any amendment to this Agreement in connection with a financing transaction of the Company to provide holders of the Company’s securities rights substantially similar to the Series D Preferred Stock shall not constitute an amendment that adversely affects the rights and obligations of the holders of the Series D Preferred Stock.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder.  Each Holder acknowledges that by the operation of but subject to the limitations set forth in this paragraph, the holders of at least sixty percent (60%) of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) and as applicable, each of the Major Investors, and as applicable, the holders of a majority of the shares of Series D Preferred Stock held by all Investors, will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2       Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile, electronic mail or otherwise delivered by hand or by messenger addressed:

(a)         if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)         if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c)          if to the Company, one copy should be sent Kythera Biopharmaceuticals, Inc., 27200 West Agoura Road, Suite 200, Calabasas, California 91301, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy to each of Alan C. Mendelson and Mark V. Roeder, Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours in the case of domestic mail and seven (7) days in the case of international mail after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, if sent by facsimile, upon confirmation of facsimile transfer or if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth in the Company’s records or on Exhibit A hereto.  In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

5.3       Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

5.4       Successors and Assigns.  Without the prior written consent of the Company, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor to any third party unless such transferee is a subsidiary, parent, general partner, limited partner, former partner, member or former member of a such an Investor, is an affiliate (as defined under Rule 144) or any entity under common investment management with the transferring Investor.  Any attempt by an Investor to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement, other than as permitted by the immediately preceding sentence, shall be void.  Notwithstanding the foregoing, any Investor may transfer any or all of its rights and obligations under this Agreement to any permitted transferee of Registrable Securities held by such Investor pursuant to this Agreement.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5       Entire Agreement.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and explicitly supersedes the Prior Agreement, which agreement is amended and restated in its entirety as set forth herein.  No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6       Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7       Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

5.8       Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10                        Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, electronic mail (including .pdf format) or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11                        Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Los Angeles County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Central District of California).

5.12                        Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13                        Termination Upon Change of Control.  Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon a Change of Control.  “Change of Control” shall mean (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company or a worldwide exclusive license of all or substantially all of the intellectual property of the Company in all or substantially all fields of use; or (c) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

5.14                        Conflict.  In the event of any conflict between the terms of this Agreement and the Company’s Certificate of Incorporation or its Bylaws, the terms of the Company’s Certificate of Incorporation or its Bylaws, as the case may be, will control.

5.15                        Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.16                        Aggregation.  All shares of Preferred Stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust therefore, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

5.17                        Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of Fidelity Contrafund: Fidelity Advisor New Insights Fund (“Fidelity Contrafund”) or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of Fidelity Contrafund or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of Fidelity Contrafund or any affiliate thereof individually but are binding only upon Fidelity Contrafund or any affiliate thereof and its assets and property.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investor Rights Agreement effective as of the day and year first above written.

COMPANY:

KYTHERA BIOPHARMACEUTICALS, INC.
a Delaware corporation

/s/ Keith Leonard
Name: Keith Leonard
Title: President and Chief Executive Officer

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

JAFCO Super V3 Investment Limited Partnership

By:	JAFCO Co., Ltd.
Its:	General Partner

/s/ Shinichi Fuki
Name: Shinichi Fuki
Title: President and CEO

JAFCO Life Science No. 1 Investment Enterprise Partnership

By:	JAFCO Co., Ltd.
Its:	Executive Partner

/s/ Shinichi Fuki
Name: Shinichi Fuki
Title: President and CEO

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

Prospect Venture Partners III, L.P.

By:	Prospect Management Co. III, L.L.C.
Its:	General Partner

/s/ David Schnell
Name: David Schnell
Title: Managing Director

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

Versant Venture Capital II, L.P.

By:	Versant Ventures II, LLC
Its:	General Partner

/s/ Camille D. Samuels
Name: Camille D. Samuels
Title: Managing Director

Versant Side Fund II, L.P.

By:	Versant Ventures II, LLC
Its:	General Partner

/s/ Camille D. Samuels
Name: Camille D. Samuels
Title: Managing Director

Versant Affiliates Fund II-A, L.P.

By:	Versant Ventures II, LLC
Its:	General Partner

/s/ Camille D. Samuels
Name: Camille D. Samuels
Title: Managing Director

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

ARCH Venture Fund VI, L.P.

By:	ARCH Venture Partners VI, L.P.
Its:	General Partner
By:	ARCH Venture Partners VI, LLC
Its:	General Partner

/s/ Robert T. Nelsen
Name: Robert T. Nelsen
Title: Managing Director

Altitude Life Science Ventures, L.P.

By:	Altitude Life Science Management, LLC
Its:	General Partner

/s/ David Maki
Name: David Maki
Title: Member

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

BBT Fund, L.P.

By:	BBT Genpar, L.P.
Its:	General Partner
By:	BBT-FW, Inc.
Its:	General Partner

By:	/s/ William O. Reimann
Name:	William O. Reimann
Title:	Vice President

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

PFM Healthcare Fund, L.P.

/s/ Eric Moore
Name: Eric Moore
Title: Chief Financial Officer

PFM Healthcare Offshore Fund, Ltd.

/s/ Eric Moore
Name: Eric Moore
Title: Chief Financial Officer

PFM Healthcare Principals Fund, L.P.

/s/ Eric Moore
Name: Eric Moore
Title: Chief Financial Officer

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

Lighthouse Capital Partners, VI, L.P.

By:	Lighthouse Management Partners VI, LLC
Its:	General Partner

By:	/s/ Cristy Barnes
Name:	Cristy Barnes
Title:	Managing Director

Leerink Swann Co-Investment Fund LLC

By:	/s/ Joseph R. Gentile
Name:	Joseph R. Gentile
Title:	CAO

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

Kristina Burow

Kevin Young

Thomas and Christine Carlucci

/s/ Joseph L. Turner
Joseph L. Turner

/s/ Keith Leonard
Keith Leonard

/s/ Nathaniel David
Nathaniel David

Amit Munshi

Jay Birnbaum

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

The Alan C. & Agnès B. Mendelson Family Trust

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Trustee

VP Company Investments 2008, LLC

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Managing Member

Mark V. Roeder

/s/ Mark V. Roeder

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

IFA PE Domestic Fund, LP

By:	/s/ Sacha Lainovic
Name:	Sacha Lainovic
Title:	Managing Member

IFA PE Master Fund, LP

By:	/s/ Sacha Lainovic
Name:	Sacha Lainovic
Title:	Managing Member

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

Foley Ventures LLC

By:	/s/ Susan Pravda
Name:	Susan Pravda
Title:	Manager

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

The Paul A. Stewart and Jane B. Stewart 2000 Family Trust

By:	/s/ Paul A. Stewart
Name:	Paul A. Stewart, Trustee

[Signature Page to Third Amended and Restated Investor Rights Agreement]

INVESTOR:

Fidelity Contrafund: Fidelity Advisor New
Insights Fund

By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer

[Signature Page to Third Amended and Restated Investor Rights Agreement]

EXHIBIT A

INVESTORS

Investor	Number of Series A Shares	Number of Series B Shares	Number of Series C Shares	Number of Series D Shares

JAFCO Super V3 Investment Limited Partnership	—	—	1,079,372	141,805

JAFCO Life Science No. 1 Investment Enterprise Partnership	—	—	1,079,371

Prospect Venture Partners III, L.P.	3,905	3,476,810	1,242,627	312,064

Versant Venture Capital II, L.P.	1,596,133	2,739,277	1,200,315	385,530

Versant Side Fund II, L.P.	13,695	24,482	10,725	3,446

Versant Affiliates Fund II-A, L.P.	29,077	51,984	22,779	7,316

ARCH Venture Fund VI, L.P.	3,905	3,511,462	1,474,566	350,765

Altitude Life Science Ventures, L.P.	103,905	591,574	227,134	60,910

BBT Fund, L.P.			1,057,145	69,443

PFM Healthcare Fund, L.P.	69,000		279,201	298,142

PFM Healthcare Offshore Fund, Ltd.	29,830		194,814	596,646

PFM Healthcare Principals Fund, L.P.	5,075		21,430	56,126

Fidelity Contrafund: Fidelity Advisor New Insights Fund				3,803,655

WS Investment Company, LLC (2008A)			1,187

WS Investment Company, LLC (2008C)			792

Nancy Jorgesen			10,000

Investor	Number of Series A Shares	Number of Series B Shares	Number of Series C Shares	Number of Series D Shares

Deepak Chadha			9,902

The UCLA Foundation		8,692

The UCLA Foundation		8,692

WS Investment Company LLC (2005A)		10,183

WS Investment Company LLC (2005D)		7,273

Michael Kolodney, MD		13,629	5,315

Los Angeles Biomedical Research Institute at Harbor — UCLA Medical Center		42,834	17,329

Adam Rotunda, MD		13,629	5,315

Shellwater & Company		27,259	10,672

Leonard Family Trust, dated 28 August 1996	1,625,000

Nathaniel David	752,500

Amit D.Munshi Revocable Trust, dated 4 April 2011	99,953

Sabine Munshi Revocable Trust, dated 4 April 2011	99,953

Jay Birnbaum	200,000

Kristina Burow	12,500

Kevin Young	100,000

Hafelfinger Family Trust	16,664

Thomas and Christine Carlucci	10,000

Dennis M. Fenton, Ph.D.	3,905		4,951

Joseph L. Turner			4,951

Investor	Number of Series A Shares	Number of Series B Shares	Number of Series C Shares	Number of Series D Shares

Leerink Swann Co-Investment Fund			34,655	28,527

The Alan C. & Agnès B. Mendelson Family Trust				6,656

VP Company Investments 2008, LLC				7,132

Mark V. Roeder				475

IFA PE Domestic Fund, LP				231,643

IFA PE Master Fund, LP				719,271

Foley Ventures LLC				19,018

Paul A. Stewart and Jane B. Stewart 2000 Family Trust				19,018

TOTALS	4,775,000 shares	10,527,780 shares	7,994,548 shares	7,117,588 shares

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Investor Rights Agreement dated as of                            (the “Agreement”):

1.                                       Waiver of 10 Days’ Notice Period in Which to Exercise Right of First Offer:  (please check only one)

☐                                    WAIVE in full, on behalf of all Holders, the 10-day notice period provided to exercise my right of first refusal granted under the Agreement.

☐                                    DO NOT WAIVE the notice period described above.

2.                                       Issuance and Sale of New Securities:  (please check only one)

☐                                    WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

☐                                    ELECT TO PARTICIPATE in $                     [PLEASE PROVIDE AMOUNT] in New Securities proposed to be issued by Kythera Biopharmaceuticals, Inc., representing less than my pro rata portion of the aggregate of $                     in New Securities being offered in the financing.

☐                                    ELECT TO PARTICIPATE in $                     in New Securities proposed to be issued by Kythera Biopharmaceuticals, Inc., representing my full pro rata portion of the aggregate of $                     in New Securities being offered in the financing.

☐                                    ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $                     in New Securities being made available in the financing and, to the extent available, the greater of (x) an additional $                     [PLEASE PROVIDE AMOUNT] or (y) my pro rata portion of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the $                     in New Securities being offered in the financing.

Date: , 20

Signature of Stockholder or Authorized Signatory

Title, if applicable

This is neither a commitment to purchase nor a commitment to issue the New Securities described above.  Such issuance can only be made by way of definitive documentation related to such issuance.  Kythera Biopharmaceuticals, Inc. will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.